                                                                    Exhibit 99.1

                            FOR IMMEDIATE RELEASE

   DEL GLOBAL TECHNOLOGIES' DEL MEDICAL SYSTEMS GROUP DIGITAL PRODUCT RECEIVES
                        CHINESE REGULATORY CERTIFICATION

VALHALLA, NY and FRANKLIN PARK, IL - March 17, 2006 -- Del Global Technologies
Corp. (DGTC) ("Del Global" or "the Company") today announced that Chinese regulators have completed the final testing required to certify the manufacturing operations of Del Medical Systems Group's ("DMSG") facilities in
Franklin Park, IL for digital production. The certification will permit DMSG to continue and expand sales of its digital imaging products in China.

Examiners from the Beijing-based China Quality Certification Centre performed actual safety testing of digital products and an in-depth audit of DMSG's
Quality Assurance and Regulatory Compliance systems in its Franklin Park facility. Upon successful completion of the testing and audit, DMSG received certification that the Company met the high standards required to introduce its digital medical imaging systems into the Chinese market.

Del Global CEO Walt Schneider stated, "We are very pleased to take this step toward our stated goal of establishing DMSG's presence in the large and growing
Chinese market. In anticipation of this certification, we began to market digital imaging products in China, and have begun to build a team to support this objective. We are also working toward the goal of certification of all Del
Medical Systems products and the Villa facility in order to continue to grow our sales footprint in this important market. "

Del Global proudly adds the Chinese CCC and SFDA certifications to its existing family of quality and safety certifications including US FDA, ISO 9001:2000, ISO
13485, ETL/UL IEC 60601, and SGS CE 0120.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Through its
RFI subsidiary, Del Global manufactures electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

CONTACT:
Del Global Technologies Corp.                      INVESTOR RELATIONS:
Walter F. Schneider, President & Chief             The Equity Group Inc.
   Executive Officer                               Devin Sullivan (212) 836-9608
Mark Koch, Principal Accounting Officer            Maura Gedid    (212) 836-9605
(914) 686-3650